Exhibit 99.1

Modiv Announces First Quarter 2023 Results

Reno, Nevada, May 15, 2023 – Modiv Inc. (“Modiv” or the “Company”) (NYSE:MDV), an internally managed real estate investment trust (“REIT”) that actively acquires, owns, and manages a portfolio of single-tenant net-lease industrial manufacturing real estate properties, today announced operating results for the first quarter ended March 31, 2023.

Key Highlights:

◾	First quarter revenue of $10.3 million increased 7.7% year-over-year
◾	First quarter AFFO of $3.1 million, or $0.30 per diluted share, compared with $3.0 million or $0.29 per diluted share in the year-ago quarter
◾	$100.6 million across 10 industrial manufacturing properties acquired year-to-date through May 12, 2023 at a blended initial cap rate of 7.7% and a weighted average cap rate of 9.9%
◾	$294.4 million total debt outstanding as of May 12, 2023, with a weighted average interest rate of 4.4% based on existing swaps and consolidated leverage of 40% as of March 31, 2023
◾	Industrial portfolio exposure now totals 37 assets representing 67% of pro forma NOI as of March 31, 2023, 14.5 years of WALT, and 2.4% average annual rental increases
◾	Focus now shifts to selling non-core portfolio of 16 legacy retail and office assets,

Real Estate Acquisitions

The following is a summary of the 10 industrial manufacturing properties acquired for a total of $100,642,000 year-to-date through May 12, 2023.

On January 26, 2023, we acquired an industrial manufacturing property located in Princeton, Minnesota leased to Plastic Products Company, Inc. (“PPC”) for $6,387,052. PPC is a custom thermoplastic, metal and ceramic injection molder that has been in business since 1962. The property has a lease in place for a remaining term of 5.75 years with a 20% rent increase on November 1, 2023 and annual rent escalations of 3% thereafter.

On March 31, 2023, we acquired an industrial manufacturing property located in Savage, Minnesota leased to Stealth Manufacturing (“Stealth”) for $5,526,310. Stealth has been manufacturing burner tubes and related products for the hearth and commercial cooking equipment industries for over 40 years. The property is leased for a term of 20 years with annual rent escalations of 2.5%.

On April 13, 2023, we acquired an industrial manufacturing property located in Gap, Pennsylvania leased to Lindsay Precast, LLC (“Lindsay”) for $16,543,624. Lindsay, an existing tenant of Modiv, is an industry-leading precast concrete manufacturer and steel fabricator with more than a 60-year operating history. The lease of this property was added to our existing master lease of four other Lindsay properties acquired in April 2022 and now makes Lindsay our largest tenant as measured by annualized base rent. As part of the Amended and Restated Master Lease Agreement, this latest acquisition has a lease term of 24 years and annual rent escalations of 2.2%. In connection with this acquisition, a second master lease for the Lindsay properties acquired in April 2022 was also amended and restated to include a non-refundable deposit of $1,800,000 for future funding of improvements to the property in North Carolina.

On April 13, 2023, we acquired an industrial manufacturing property located in Reading, Pennsylvania leased to Summit Steel & Manufacturing, LLC (“Summit Steel”) for $11,200,000 in an “UPREIT” transaction wherein the seller received 287,516 units of Class C limited partnership interest in the Operating Partnership (“Class C OP Units”) valued at $5,175,288, based on an agreed-upon value of $18.00 per share, and a cash payment of $6,024,712. Summit Steel services its customers' needs by providing and utilizing its innovative manufacturing processes and fabrication and welding capabilities since 1992. Summit Steel's in-house capabilities include: 2D and 3D laser cutting, bending/forming, computer numerical control turning/milling, Swiss machining, centerless grinding/polishing, powder coating, robotic and manual welding and serve the aerospace, agricultural equipment, alternative energy, automotive, consumer products, medical devices and equipment, military and defense, recreational vehicles and original equipment manufacturers industries. The property is leased for a term of 20 years with annual rent escalations of 2.9%.

On April 20, 2023, we acquired an industrial manufacturing property located in Roscoe, Illinois leased to Pacific Bearing Company (“PBC Linear”) for $20,000,000. PBC Linear manufactures a broad spectrum of bearings and screw products to a diversified customer base, as it has for 40 years. The property has a lease in place for a remaining term of 20 years and 12.5% rent escalations every five years.

On May 3, 2023, we acquired an industrial manufacturing property located in Lansing, Michigan leased to Cameron Tool Company, LLC (“Cameron Tool”) for $5,721,174. Cameron Tool has a 50-year operating history in the tool and die space that services major metal manufacturers that sell to the largest automotive original equipment manufacturers as well as aerospace, defense, alternative energy, and other markets. The property is leased for a term of 20 years with annual rent escalations of 2.5%.

On May 5, 2023, we acquired three industrial manufacturing properties located in Detroit Lakes and Plymouth, Minnesota and Ashland, Ohio leased to S.J. Electro Systems, LLC (“SJE”) for $15,975,000. SJE was founded in 1975 and is a leading designer, manufacturer and systems integrator of liquid level and flow controls primarily serving residential, commercial and municipal markets. The properties are leased for a term of 17 years with annual rent escalations of 2.8%.

On May 11, 2023, we acquired an industrial manufacturing property located in Alleyton, Texas and leased to Titan Production Equipment, LLC (“Titan”) for $17,100,000. Titan is a company engaged in the design, engineering, and fabrication of oil and gas production equipment used to separate, process and treat hydrocarbon steams at the wellhead, gathering and processing stages. Titan services customers in the Permian, Haynesville, Bakken, and Eagle Ford shale basins of Texas, Oklahoma, New Mexico, and Louisiana, respectively. The property is leased for a term of 20 years with annual rent escalations of 2.9%.

Real Estate Disposition

As previously disclosed, we entered into an agreement with a prospective buyer for the sale of our office property in Rocklin, California formerly leased to Gap for a sales price of $5,466,960 on December 29, 2022. Effective April 21, 2023, we and the prospective buyer entered into a third amendment to their agreement which extended the buyer’s financing contingency to May 22, 2023 and the outside closing date to May 31, 2023 in exchange for the buyer’s release of an additional non-refundable deposit of $75,000 which brought the total of non-refundable purchase deposits to $195,000 which have been released to the Company. Additionally, the buyer also reimbursed the Company $30,000 for its carrying costs on the property. There can be no assurances that this disposition will be completed.

Term Loan Commitment Drawdowns

On April 12, 2023 and April 18, 2023, we borrowed $60,000,000 and $20,000,000, respectively, under our $100,000,000 delayed draw Term Loan commitment, bringing the total Term Loan balance outstanding to the total commitment amount of $250,000,000. As of May 12, 2023, we have the full $150,000,000 available under the Revolver, subject to borrowing base requirements, and over $8.0 million of cash available on balance sheet.

Extension of Lease

Effective April 18, 2023, we extended the lease term of our Levins property located in Sacramento, California from September 1, 2023 to December 31, 2024 with a 69% increase in annual rent from $4.14 per square foot to $7.00 per square foot commencing September 1, 2023.

Conference Call and Webcast

A conference call and audio webcast with analysts and investors will be held on Monday, May 15, 2023, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time, to discuss the first quarter 2023 operating results and answer questions.

Live conference call: 1-877-514-3620 at 8:00 a.m. Pacific Time, Monday, May 15, 2023

Webcast: To listen to the webcast, either live or archived, use this link https://event.choruscall.com/mediaframe/webcast.html?webcastid=nztAFnkd or visit the investor relations page of Modiv’s website at www.modiv.com.

About Modiv

Modiv Inc. is an internally managed REIT that acquires, owns, and manages a portfolio of single-tenant net-lease real estate. The Company actively acquires critical industrial manufacturing properties with long-term leases to tenants that fuel the national economy and strengthen the nation’s supply chains. Driven by an investor-first focus, the Modiv name reflects its commitment to providing investors with Monthly Dividends. As of May 15, 2023, Modiv had a $634 million real estate portfolio (based on estimated fair value) comprised of 4.3 million square feet of aggregate leasable area. For more information, please visit: www.modiv.com.

Forward-looking Statements

Certain statements contained in this press release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements regarding our plans, strategies and prospects, both business and financial. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 13, 2023. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s other filings with the SEC. Any forward-looking statements herein speak only as of the time when made and are based on information available to the Company as of such date and are qualified in their entirety by this cautionary statement. The Company assumes no obligation to revise or update any such statement now or in the future, unless required by law.

Notice Involving Non-GAAP Financial Measures

In addition to U.S. GAAP financial measures, this press release and the supplemental financial and operating report included in our Form 8-K dated May 15, 2023 contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are provided below.

AFFO is a measure that is not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See the Reconciliation of Non-GAAP Measures later in this press release.

The Company defines “initial cap rate” for property acquisitions as the initial annual cash rent divided by the purchase price of the property. The Company defines “weighted average cap rate” for property acquisitions as the average annual cash rent including rent escalations over the lease term, divided by the purchase price of the property.

Investor Inquiries:
Margaret Boyce, Financial Profiles, Inc.
mboyce@finprofiles.com
310-622-8247

MODIV INC.
Consolidated Statements of Operations
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Rental income	$10,311,182	$9,569,613

Expenses:
General and administrative	1,908,055	2,106,183
Stock compensation expense	660,169	511,865
Depreciation and amortization	3,272,061	3,300,492
Interest expense	4,018,792	1,568,175
Property expenses	1,706,843	2,159,865
Impairment of real estate investment property	3,499,438	-
Impairment of goodwill	-	17,320,857
Total expenses	15,065,358	26,967,437

Gain on sale of real estate investments, net	-	6,875,086
Operating loss	(4,754,176)	(10,522,738)

Other income (expense):
Interest income	53,695	13,435
Income from unconsolidated investment in a real estate property	55,567	95,464
Loss on early extinguishment of debt	-	(1,725,318)
Other	65,993	65,993
Other income (expense), net	175,255	(1,550,426)

Net loss	(4,578,921)	(12,073,164)
Less: net loss attributable to noncontrolling interest in Operating Partnership	(816,199)	(1,928,028)
Net loss attributable to Modiv Inc.	(3,762,722)	(10,145,136)
Preferred stock dividends	(921,875)	(921,875)
Net loss attributable to common stockholders	$(4,684,597)	$(11,067,011)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.62)	$(1.47)

Weighted-average number of common shares outstanding:
Basic and diluted	7,532,452	7,533,158

Distributions declared per common stock	$0.2875	$0.3875

MODIV INC.
Condensed Consolidated Balance Sheets
(Unaudited)

	As of
	March 31, 2023	December 31, 2022
Assets
Real estate investments:
Land	$103,919,101	$103,657,237
Building and improvements	338,027,128	329,867,099
Equipment	4,429,000	4,429,000
Tenant origination and absorption costs	20,085,465	19,499,749
Total investments in real estate property	466,460,694	457,453,085
Accumulated depreciation and amortization	(50,024,383)	(46,752,322)
Total investments in real estate property, net	416,436,311	410,700,763
Unconsolidated investment in a real estate property	9,997,292	10,007,420
Total real estate investments excluding real estate investments held for sale, net	426,433,603	420,708,183
Real estate investments held for sale, net	5,255,725	5,255,725
Total real estate investments, net	431,689,328	425,963,908
Cash and cash equivalents	13,280,104	8,608,649
Tenant receivables	8,653,550	7,263,202
Above-market lease intangibles, net	1,808,483	1,850,756
Prepaid expenses and other assets	5,904,737	6,100,937
Interest rate swap derivative	3,485,684	4,629,702
Assets related to real estate investments held for sale	15,939	12,765
Total asset	$464,837,825	$454,429,919
Liabilities and Equity
Mortgage notes payable, net	$44,338,481	$44,435,556
Credit facility revolver	-	3,000,000
Credit facility term loan, net	168,140,752	148,018,164
Accounts payable, accrued and other liabilities	7,338,674	7,649,806
Below-market lease intangibles, net	9,724,717	9,675,686
Interest rate swap derivatives	1,327,342	498,866
Liabilities related to real estate investments held for sale	51,918	117,881
Total Liabilities	230,921,884	213,395,959

Commitments and contingencies

7.375% Series A cumulative redeemable perpetual preferred stock, $0.001 par value, 2,000,000 shares authorized, issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2,000	2,000
Class C common stock, $0.001 par value, 300,000,000 shares authorized; 7,822,940 shares issued and 7,568,322 shares outstanding as of March 31, 2023, and 7,762,506 shares issued and 7,512,353 shares outstanding as of December 31, 2022	7,823	7,762
Class S common stock, $0.001 par value, 100,000,000 shares authorized; no shares shares issued and outstanding as of March 31, 2023 and December 31, 2022	-	-
Additional paid-in-capital	279,565,984	278,339,320
Treasury stock, at cost, 254,618 and 250,153 shares held as of March 31, 2023 and December 31, 2022, respectively	(4,211,300)	(4,161,618)
Cumulative distributions and net losses	(124,790,431)	(117,939,176)
Accumulated other comprehensive income	3,289,446	3,502,616
Total Modiv Inc. equity	153,863,522	159,750,904
Noncontrolling interest in the Operating Partnership	80,052,419	81,283,056
Total equity	233,915,941	241,033,960
Total liabilities and equity	$464,837,825	$454,429,919

MODIV INC.
Reconciliation of Non-GAAP Measures - FFO and AFFO
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net loss (in accordance with GAAP)	$(4,578,921)	$(12,073,164)
Preferred stock dividends	(921,875)	(921,875)
Net loss attributable to common stockholders and Class C OP Units	(5,500,796)	(12,995,039)
FFO adjustments:
Depreciation and amortization of real estate properties	3,272,061	3,300,492
Amortization of lease incentives	88,570	71,394
Depreciation and amortization for unconsolidated investment in a real estate property	194,173	190,468
Impairment of real estate investment property	3,499,438	-
Gain on sale of real estate investments, net	-	(6,875,086)
FFO attributable to common stockholders and Class C OP Units	1,553,446	(16,307,771)
AFFO adjustments:
Impairment of goodwill	-	17,320,857
Stock compensation	660,169	511,865
Deferred financing costs	195,212	1,266,725
Non-recurring loan prepayment penalties	-	615,336
Swap termination costs	-	733,000
Due diligence expenses, including abandoned pursuit costs	342,542	586,669
Deferred rents	(1,175,359)	(636,196)
Unrealized loss (gain) on interest rate swap valuation	1,722,184	(788,016)
Amortization of above (below) market lease intangibles, net	(196,283)	(330,618)
Other adjustments for unconsolidated investment in a real estate property	11,819	(188)
AFFO attributable to common stockholders and Class C OP Units	$3,113,730	$2,971,663

Weighted average shares outstanding:
Basic	7,532,452	7,533,158
Fully Diluted (1)	10,351,141	10,193,498

FFO Per Share:
Basic	$0.21	$(2.16)
Fully Diluted	$0.15	$(2.16)

AFFO Per Share
Basic	$0.41	$0.39
Fully Diluted	$0.30	$0.29

(1)	Includes the Class C, Class M, Class P and Class R OP Units to compute the weighted average number of shares.

FFO is defined by the National Association of Real Estate Investment Trusts (“Nareit”) as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures, preferred distributions and real estate impairments. Because FFO calculations adjust for such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current Nareit definition or may interpret the current Nareit definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of stock-based compensation, deferred rents, amortization of in-place lease valuation intangibles, deferred financing fees, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, and write-offs of due diligence expenses for abandoned pursuits. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and ability to sustain our current distribution level. More specifically, AFFO isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or our future ability to pay our dividends.

By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. AFFO is useful in assisting management and investors in assessing our ongoing ability to generate cash flow from operations and continue as a going concern in future operating periods. Therefore, FFO and AFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or cash flows from operating activities and each should be reviewed in connection with GAAP measurements.

Neither the SEC, Nareit, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, the SEC or Nareit may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

Property Portfolio Information

The following is a breakdown of our FFO and AFFO by property type for the three months ended March 31, 2023:

	Three Months Ended March 31, 2023
	Industrial Core	Tactical Non- Core (1)	Other Non- Core (2)	Non-Property & Other (3)	Consolidated
Net income (loss) (in accordance with GAAP)	$1,459,256	$708,467	$(3,650,009)	$(3,096,635)	$(4,578,921)
Preferred stock dividends	-	-	-	(921,875)	(921,875)
Net income (loss) attributable to common stockholders and Class C OP Unit holders	1,459,256	708,467	(3,650,009)	(4,018,510)	(5,500,796)
FFO adjustments:
Depreciation and amortization of real estate properties	1,924,868	806,415	540,778	-	3,272,061
Amortization of lease incentives	17,177	-	71,393	-	88,570
Depreciation and amortization for unconsolidated investment in a real estate property	194,173	-	-	-	194,173
Impairment of real estate investment property	-	-	3,499,438	-	3,499,438
FFO attributable to common stockholders and Class C OP Unit holders	3,595,474	1,514,882	461,600	(4,018,510)	1,553,446
AFFO adjustments:
Stock compensation	-	-	-	660,169	660,169
Deferred financing costs	144,269	14,519	36,424	-	195,212
Due diligence expenses, including abandoned pursuit costs	13,673	83	328,786	-	342,542
Deferred rents	(579,161)	(604,781)	8,583	-	(1,175,359)
Unrealized loss on interest rate swap valuation	-	-	-	1,722,184	1,722,184
Amortization of (below) above market lease intangibles, net	(207,712)	-	11,429	-	(196,283)
Other adjustments for unconsolidated investment in a real estate property	11,819	-	-	-	11,819
AFFO attributable to common stockholders and Class C OP Unit holders	$2,978,362	$924,703	$846,822	$(1,636,157)	$3,113,730

Weighted average shares outstanding:
Basic	7,532,452	7,532,452	7,532,452	7,532,452	7,532,452
Fully diluted (4)	10,351,141	10,351,141	10,351,141	10,351,141	10,351,141

FFO Per Share:
Basic	$0.48	$0.20	$0.06	$(0.53)	$0.21
Fully Diluted (5)	$0.35	$0.15	$0.04	$(0.39)	$0.15

AFFO Per Share:
Basic	$0.40	$0.12	$0.11	$(0.22)	$0.41
Fully Diluted (5)	$0.29	$0.09	$0.08	$(0.16)	$0.30

(1)
We categorize Tactical Non-Core Assets as those assets that offer compelling value-add or opportunistic investment characteristics when measured over a near-term or interim holding period. We currently hold three such assets: (i) our tactical non-core acquisition of a leading KIA auto dealership located in a prime location in Los Angeles County in January 2022, which was structured as an UPREIT transaction resulting in a favorable equity issuance of $32,809,550 Class C OP Units at a cost basis of $25.00 per share; (ii) our recently executed 12 year lease to the State of California's Office of Emergency Services (OES) into one of our existing assets located in Rancho Cordova, California that includes an attractive purchase option by the tenant which we believe has a favorable probability of being executed upon in the next 24 months; and (iii) our property leased to Costco located in Issaquah, Washington which offers compelling redevelopment opportunities following Costco's lease expiration given its higher density infill location and the fact that the land is zoned for additional uses to include flex/R&D and multi-family.

(2)
Other non-core assets includes 11 legacy retail properties and five legacy office properties. We define legacy assets as those inherited through prior mergers and acquisitions activity and such assets that were acquired by different management teams utilizing different investment objectives or underwriting criteria. Of the 16 assets, one office property was classified as held for sale as of March 31, 2023 and is scheduled to close by May 31, 2023. We are considering opportunities for disposition of the remaining 15 properties.

(3)
We do not allocate non-property expenses across our property-specific segments; therefore, we report these expenses separately under the Non-Property & Other caption in the table above. Such expenses can include stock compensation expense, general and administrative, interest rate hedges, and other comprehensive items.

(4)	Weighted average fully diluted shares outstanding includes the following:

(i)	7,532,452 shares of Class C common stock;

(ii)
1,312,382 Class C OP Units issued on January 18, 2022 in connection with the acquisition of the KIA auto dealership property discussed above. This does not include the 287,516 Class C OP Units issued in April 2023 in conjunction with our acquisition of the property in Reading, Pennsylvania leased to Summit Steel & Manufacturing, LLC as described in Note 13 – Subsequent Events to our accompanying unaudited condensed consolidated financial statements;

(iii)
1,189,964 shares of Class C common stock that would result from conversion of 657,949.5 Class M OP Units and 56,029 Class P OP Units assuming a conversion ratio of 1.6667 shares of our Class C common stock for each Class M OP Unit and Class P OP Unit outstanding; and

(iv)
316,343 shares of Class C common stock that would result from conversion of Class R OP Units. This does not include 474,515 additional performance-based Class R OP Units that are eligible to be issued by March 31, 2024, which are described in Note 11 – Operating Partnership Units to our accompanying unaudited condensed consolidated financial statements.

(5)	For the intraperiod allocation, we treat all component per share amounts as fully-diluted to correspond with the consolidated FFO and AFFO results reflected above.

MODIV INC.
Reconciliation of Non-GAAP Measures - Adjusted EBITDA
For the Three Months Ended March 31, 2023 and 2022
(Unaudited)

	Three Months Ended March 31,
	2023		2022
Net loss (in accordance with GAAP)	$(4,578,921)		$(12,073,164)
Adjustments:
Depreciation and amortization	3,272,061		3,300,492
Depreciation and amortization for unconsolidated investment in a real estate property	194,173		190,468
Interest expense	4,018,792		1,568,175
Loss on early extinguishment of debt	-		1,725,318
Interest expense on unconsolidated investment in real estate property	95,486		97,645
Impairment of real estate investment property	3,499,438		-
Impairment of goodwill	-		17,320,857
Stock compensation	660,169		511,865
Due diligence expenses, including abandoned pursuit costs	342,542		586,669
Gain on sale of real estate investments, net	-		(6,875,086)
Adjusted EBITDA	$7,503,740		$6,353,239

Annualized Adjusted EBITDA	$30,014,960		$25,412,956

Net debt:
Consolidated debt	$214,436,983		$165,509,220
Debt of unconsolidated investment in real estate property (a)	9,429,343		9,653,689
Consolidated cash and cash equivalents	(13,280,104)		(25,344,063)
Cash of unconsolidated investment in real estate property (a)	(420,947)		(458,948)
	$210,165,275		$149,359,898

Net debt / Adjusted EBITDA	7.0	x	5.9	x

(a) Reflects the Company's 72.71% pro rata share of the tenant-in-common's mortgage note payable and cash.

We define Net Debt as gross debt less cash and cash equivalents and restricted cash. We define Adjusted EBITDA as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, gains or losses from the sales of depreciable property, extraordinary items, provisions for impairment on real estate investments and goodwill, interest expense, non-cash items such as non-cash compensation expenses and write-offs of transaction costs and other one-time transactions. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. EBITDA is not a measure of financial performance under GAAP, and our EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDA as an alternative to net income or cash flows from operating activities determined in accordance with GAAP.

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